Exhibit 2.j.3

Gladstone Business Investment, LLC

1521 Westbranch Drive, Suite 200

McLean, VA 22102

April 14, 2009

The Bank of New York Mellon Trust Company, N.A.

600 E. Las Colinas Blvd., Suite 1300

Irving, Texas 75039

Deutsche Bank AG, New York Branch

60 Wall Street, NYC60-1915

New York, NY 10005-2858

Branch Banking and Trust Company

200 West Second Street, 16th Floor

Winston-Salem, NC 27101

Re:	Amendment No. 1 to Custodial Agreement dated as of October 19, 2006 (together with all exhibits, schedules, annexes and supplements thereto, the “Custodial Agreement”), by and among Gladstone Business Investment, LLC (the “Borrower”), Gladstone Management Corporation (“Servicer”), Gladstone Investment Corporation (the “Originator”), The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (“Custodian”), and Deutsche Bank AG, New York Branch (“Former Administrative Agent”)

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement of even date herewith and as amended, restated, supplemented or otherwise modified from time to time (the “Second Amended and Restated Credit Agreement”), among the Borrower, the Servicer, the Committed Lenders, CP Lenders and Managing Agents identified therein, and Branch Banking and Trust Company, as Administrative Agent (the “Successor Administrative Agent”), which Second Amended and Restated Credit Agreement, among other things, amends and restates the Credit Agreement originally identified in the Custodial Agreement in its entirety and provides for the Successor Administrative Agent to succeed and replace the Former Administrative Agent. In connection with the Second Amended and Restated Credit Agreement and in accordance with the provisions of Section 20 of the Custodial Agreement, this letter amends the Custodial Agreement as follows:

(i) From and after the date hereof, each reference in the Custodial Agreement to the Administrative Agent shall be deemed to be a reference to Branch Banking and Trust Company, as Successor Administrative Agent to Deutsche Bank AG, New York Branch;

(ii) From and after the date hereof, each reference in the Custodial Agreement to the Credit Agreement shall be deemed to be a reference to the Second Amended and Restated Credit Agreement;

(iii) From and after the date hereof any notice or document (including any Trust Receipt) to be delivered to the Administrative Agent under the Custodial Agreement shall be addressed to the Administrative Agent as follows:

Branch Banking and Trust Company

200 West Second Street, 16th Floor

Winston-Salem, North Carolina 27101

Attention: Greg Drabik

Facsimile No.: (336) 733-2740

Confirmation No.: (336) 733-2730

E-mail: gdrabik@bbandt.com;

and

From and after the date hereof any notice or document to be delivered to the Custodian under the Custodial Agreement shall be addressed to the Custodian as follows:

Address for Notices:

The Bank of New York Mellon Trust Company, N.A.

2 North LaSalle, Suite 1020

Chicago, IL 60602

Attention: Maricella Marquez

Facsimile No.: (312) 827-8562

Confirmation No.: (312) 827-8571

E-mail: maricela.marquez@bnymellon.com

Address for Document Delivery:

The Bank of New York Mellon Corp

2 Hanson Place, 6th Floor

Brooklyn, NY 11217

Attention: Corporate Trust NY Doc Service

Facsimile: 212-495-1493

Dennis G. Rosen - Manager

Phone: 718-315-4317

Marcia A. Williams - Daily Activity

Phone: 718-315-4314

(iv) Pursuant to Section 19 and Annex 6 of the Custodial Agreement, the Incumbency Certificate of the Administrative Agent shall be replaced by the Incumbency Certificate of the Successor Administrative Agent delivered in connection with this amendment letter.

In all other respects the Custodial Agreement is hereby ratified and confirmed.

Please indicate your approval of the foregoing by arranging to have this letter countersigned by your authorized officer in the space provided below and returning the same to the Borrower as soon as possible. Upon receipt of all countersigned pages, the amendment set forth herein shall be deemed effective as of the date hereof.

Sincerely, GLADSTONE BUSINESS INVESTMENT, LLC

By:	/s/ David Dullum
Name:	David Dullum
Title:	President

GLADSTONE MANAGEMENT CORPORATION, as Servicer

By:	/s/ George Stelljes, III
Name:	George Stelljes, III
Title:	President

GLADSTONE INVESTMENT CORPORATION, as Originator

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman

Agreed and Accepted as of the date hereof:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Custodian		DEUTSCHE BANK AG, NEW YORK BRANCH, as former Administrative Agent

By:	/s/ SHANTELLE JONES-HARRIS	By:
Name:	SHANTELLE JONES-HARRIS	Name:
Title:	ASSISTANT VICE PRESIDENT	Title:

BRANCH BANKING AND TRUST COMPANY, as successor Administrative Agent

By:
Name:
Title:

Agreed and Accepted as of the date hereof:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Custodian	DEUTSCHE BANK AG, NEW YORK BRANCH, as former Administrative Agent

By:	By:	/s/ MICHAEL CHENG	/s/ PETER CHUANG
Name:	Name:	MICHAEL CHENG	PETER CHUANG
Title:	Title:	DIRECTOR	VICE PRESIDENT

BRANCH BANKING AND TRUST COMPANY, as successor Administrative Agent

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Custodial Agreement]

Agreed and Accepted as of the date hereof:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N A., not in its individual capacity, but solely as Custodian		DEUTSCHE BANK AG, NEW YORK BRANCH, as former Administrative Agent

By:		By:
Name:		Name:
Title:		Title:

BRANCH BANKING AND TRUST COMPANY, as successor Administrative Agent

By:	/s/ Greg Drabik
Name:	Greg Drabik
Title:	Vice President

[Signature Page to Amendment No. 1 to Custodial Agreement]